                                                                   EXHIBIT 4.1

BE

INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 073309 10 6

This Certifies that     is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF

Be Incorporated

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

VICE PRESIDENT, CHIEF FINANCIAL OFFICER
AND ASSISTANT SECRETARY

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
NORWEST BANK MINNESOTA, N.A.,
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE
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Be Incorporated

The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences, and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, insofar as the same shall have been fixed, and of the authority of the Board of Directors to designate any preferences, rights and limitations of any wholly unissued series. Any such request should be directed to the Secretary of the Corporation at the principal office of the Corporation.

 The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM -       as tenants in common
        TEN ENT -       as tenants by the entireties
        JT TEN  -       as joint tenants with right of
                        survivorship and not as tenants
                        in common



                UNIF GIFT MIN ACT       -       .........................
Custodian .........................                     (Cust)


(Minor)
                            under Uniform Gifts to Minors
                            Act
 ..............................................................
                                                            (State)
                UNIF TRF MIN ACT        -       ................. Custodian
(until age ................)
                                     (Cust)
                            ............................ under Uniform Transfers
                                         (Minor)
                            to Minors Act

 ..............................................
(State)

Additional abbreviations may also be used though not in the above list.

    FOR VALUE RECEIVED,
hereby sell, assign and transfer unto

        PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                            Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

X
X
NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.